UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2013

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S. Employer Identification No.)

5320 Legacy Drive Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:	(972) 673-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual stockholders meeting on May 22, 2013 (the "Annual Meeting"), the stockholders of Denbury Resources Inc. (the "Company") voted to approve an amendment and restatement to the Company's Employee Stock Purchase Plan ("ESPP"). The ESPP was amended and restated primarily to: (1) increase the number of shares reserved for use under the ESPP by 2,000,000; (2) extend the term of the ESPP by ten years until August 2025; and (3) eliminate, upon a Participant's death, the one-year holding period for shares acquired under the ESPP. Capitalized terms used in this paragraph and not otherwise defined have the meanings set forth in the ESPP. The foregoing description of the ESPP is qualified in its entirety by the full text of the ESPP, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

At the Annual Meeting, the stockholders of the Company also voted to approve an amendment and restatement to the Company's 2004 Omnibus Stock and Incentive Plan (the "2004 Incentive Plan"). The 2004 Incentive Plan was amended and restated primarily to: (1) increase the number of shares that may be issued under the 2004 Incentive Plan by 5,000,000 shares; (2) extend the term of the 2004 Incentive Plan by ten years until May 2024; (3) make changes to the performance measures available under the 2004 Incentive Plan in order to accommodate a wider range of performance-based compensation measures usable by the Compensation Committee in setting performance targets that are also eligible for deductibility under Code Section 162(m) of compensation paid to covered employees; and (4) make other administrative changes to the 2004 Incentive Plan. Capitalized terms used in this paragraph and not otherwise defined have the meanings set forth in the 2004 Incentive Plan. The foregoing description of the 2004 Incentive Plan is qualified in its entirety by the full text of the 2004 Incentive Plan, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders voted on the proposals described below. The following represents the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2013. Holders of 336,246,059 shares of common stock, representing approximately 90.1% of the Company’s issued and outstanding shares of common stock as of the March 28, 2013 record date, were present in person or by proxy at the Annual Meeting.

Proposal 1: Election of directors. The Company’s stockholders elected nine directors, each to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal. The results of the voting were as follows:

Name of Nominee	For	% of Voted	Withheld	Broker Non-Votes
Wieland Wettstein	306,929,242	98.03%	6,156,835	23,159,982
Michael L. Beatty	309,251,968	98.78%	3,834,109	23,159,982
Michael B. Decker	307,696,204	98.28%	5,389,873	23,159,982
Ronald G. Greene	308,311,855	98.48%	4,774,222	23,159,982
Gregory L. McMichael	307,182,976	98.11%	5,903,101	23,159,982
Kevin O. Meyers	306,935,271	98.04%	6,150,806	23,159,982
Phil Rykhoek	309,712,305	98.92%	3,373,772	23,159,982
Randy Stein	309,261,346	98.78%	3,824,731	23,159,982
Laura A. Sugg	306,448,671	97.88%	6,637,406	23,159,982

Proposal 2: Advisory vote to approve named executive officer compensation for 2012. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
305,253,994	97.50%	7,390,429	441,654	23,159,982

Proposal 3: Approval of the amendment and restatement of the ESPP. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
304,382,924	97.22%	8,592,503	110,650	23,159,982

Proposal 4: Approval of the amendment and restatement of the 2004 Incentive Plan. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
300,412,293	95.95%	12,509,190	164,594	23,159,982

Proposal 5: Ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013. The results of the voting were as follows:

For	% of Voted (Including Abstentions)	Against	Abstain	Broker Non-Votes
334,206,709	99.39%	1,910,965	128,385	—

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*	Denbury Resources Inc. Amended and Restated Employee Stock Purchase Plan, effective as of May 22, 2013.
10.2*	Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 22, 2013.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: May 28, 2013	By:	/s/ Mark C. Allen
Mark C. Allen
Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Denbury Resources Inc. Amended and Restated Employee Stock Purchase Plan, effective as of May 22, 2013.
10.2	Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan, as amended and restated effective as of May 22, 2013.